UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2020

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 29, 2020, General Cannabis Corp. (the “Company”) entered into a subscription agreement with Hershey Strategic Capital, LP and Shore Ventures III, LP (collectively, the “Investor”) with respect to the sale of shares of common stock and warrants to purchase common stock of the Company (collectively, the “securities”).  The sales of the securities to the Investor consists of a minimum of $2,185,000 of securities and a maximum of $3,000,000 of securities, as described further below.  The purchase price of the securities at each closing is as follows: (i) the purchase price of each share of common stock is $0.3983 per share, and (ii) for each one dollar invested by the Investor, the Investor receives a warrant to purchase a number of shares of common stock equal to 75% of the number of shares of common stock purchased by the Investor at an exercise price per share equal to $0.5565.  The warrants have a term of five years.

The subscription agreement provides for the sale of securities in three closings.  At the first closing, which occurred in May 29, 2020, the Company sold $800,000 of securities to the Investor, representing 2,008,536 shares of common stock and warrants to purchase 1,506,402 shares of common stock.  At the second closing, which is to occur no later than June 5, 2020, unless extended by the Company, the Company will sell to the Investor $1,385,000 of the securities at the same price sold in the first closing.  A third closing will be held with respect to the sale of $815,000 of the securities if Adam Hershey, the managing member of the Investor, is “Approved for Suitability” within one year of the date of the subscription agreement by State of Colorado’s Marijuana Enforcement Division (“MED”).   Accordingly, a total of 7,532,010 shares of common stock and warrants to purchase 5,649,007 shares of common stock may be sold pursuant to the subscription agreement with the Investor.

The subscription agreement also provides that subject to the consummation of the second closing, upon the earlier of December 31, 2020, or the closing of the Company’s pending acquisition of The Organic Seed, LLC (doing business under the name Cannasseur) or the termination of such pending acquisition, the Company shall submit a formal request to the MED to determine whether Mr. Hershey is “Approved for Suitability.”  Upon the MED’s determination that Mr. Hershey is “Approved for Suitability,” the Company’s board of directors shall thereafter immediately appoint Mr. Hershey to the Company’s board of directors.  Upon the MED’s determination that Mr. Hershey is not “Approved for Suitability,” then the Investor shall have the right to designate a new potential director to the board of directors (and the Company shall submit a formal request to the MED to determine whether any such new director is “Approved for Suitability”) and the Company’s board of directors shall appoint such individual to the board of directors upon the MED’s determination that such potential director is “Approved for Suitability.”  The Company’s board of directors shall nominate Mr. Hershey (or such other director designated by the Investor) for re-election to the Company’s board of directors at the Company’s annual stockholder meetings held in 2020, 2021 and 2022, as applicable, provided that as of the date of each such annual meeting the Investor continues to hold in aggregate at least one-half of the shares of common stock purchased by it in aggregate pursuant to the subscription agreement (without giving effect to the exercise of the warrants).  The subscription agreement provides Mr. Hershey with board observer rights pending the appointment of Mr. Hershey or the Investor’s designated director to the Company’s board of directors.

In connection with and subject to the second closing, Mr. Hershey and the Company will also enter into a consulting agreement pursuant to which Mr. Hershey shall serve as a strategy consultant to the Company.

The subscription agreement also provides the Investor with certain participation rights in future financings of the Company until the one-year anniversary of the second closing.  The subscription agreement further provides that the Company shall, during the 90-day period immediately following the second closing (the “negotiation period”), endeavor to cause the existing holders of the promissory notes of the Company having an outstanding balance in the amount of approximately $2,331,000 as of the date hereof that are due on or about January 31, 2021, to extend the maturity date of such notes to a date that is not earlier than January 31, 2022.  If, at the end of the negotiation period, all of the existing notes have not been amended to extend the maturity dates thereof, then the Company shall issue to the Investor additional warrants to purchase shares of common stock.  Any such additional warrants will be for a number of shares of common stock based on the dollar amount of the outstanding balance (as of the first closing) of the existing notes that were not extended, with each one dollar of existing notes that were not extended representing one share subject to such additional warrant.  The exercise price of any such additional warrants will be equal to 100% of the 30-day volume weighted average price of the Company’s common stock on the last day of the negotiation period, provided that such exercise price shall not be lower than $0.45 per share nor higher than $0.56 per share.

The foregoing description of the terms of the subscription agreement and warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the subscription agreement and warrant filed as exhibits to the Form 8-K and are incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The shares of common stock and warrants issued to the Investor are being offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Subscription Agreement entered into as of May 31, 2020 by the Company, Hershey Strategic Capital, LP and Shore Ventures III, LP
10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 1, 2020

GENERAL CANNABIS CORP

By:	/s/ Steve Gutterman
Name:	Steve Gutterman
Title:	Chief Executive Officer